UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2007

BNCCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26290	45-0402816
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main, Bismarck, North Dakota   58501

                (Address of principal executive offices)(Zip Code)

(701) 250-3040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

On March 20, 2007, E. Thomas Welch resigned as a member of the Company’s Board of Directors, effective as of that date. Mr. Welch has served as a director since April 2005. As the result of another director ceasing to be independent under the rules of the Nasdaq Global Market, Mr. Welch resigned at the Company’s request to allow the Company to maintain a majority of independent directors as required by those rules. Mr. Welch will continue to serve as a director of BNC National Bank and as the President of its Minnesota market. Mr. Welch’s resignation as a director of the Company was not a result of any disagreement with the Company regarding the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BNCCORP, INC.
	By:	/s/ Gregory K. Cleveland
Gregory K. Cleveland President and Chief Executive Officer
Date: March 22, 2007

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